UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2014

Date of Report (Date of earliest event reported)

DOUBLE CROWN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. EASTERN AVE SUITE 200 HENDERSON, NEVADA	89052
(Address of principal executive offices)	(Zip Code)

707-961-6016

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENT

Item 8.01 Other Event

On May 23, 2013, Double Crown Resources, Inc. initiated suit against Synergy Natural Resources, LLC (“Synergy”) in the United States District Court for the Southern District of Texas (Houston Division), requesting declaratory relief relating to alleged trade secrets and rights to patent protection on Double Crown’s commodity transport container system. Synergy asserted counterclaims including misappropriation of trade secrets, breach of contract, tortious interference with prospective contracts or business relations, and business disparagement. On November 3, 2014, a settlement agreement and mutual release was executed.  To avoid the cost and uncertainty of litigation, Double Crown, without admitting any liability, agreed to pay Synergy a total of $630,000 within one year, plus three million shares of stock. In return, Synergy agreed to dismiss its remaining claims against, and indemnify, Double Crown regarding any third party claims arising from the Synergy’s claims. Under the agreement, both parties will be free to pursue their respective commodity transport container systems.  The signed settlement documents conclude the litigation in its entirety.   The foregoing description of the Settlement documents is not complete and is qualified in its entirety by reference to the full text of these documents, copies of which are filed herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  We issued a press release on October 15, 2014 regarding the settlement, a copy of which is attached to this Report on Form 8-K as Exhibit 99.3.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Settlement Agreement dated November 3, 2014
99.2	Promissory Note dated November 3, 2014
99.3	Press Release dated October 15, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE CROWN RESOURCES, INC.

Date: November 21, 2014	By:	/s/ Jerold S. Drew
Name: Jerold S. Drew
Title: CEO